Filed Pursuant to Rule 424(b)(7)
Registration No. 333-255105

PROSPECTUS SUPPLEMENT

(To prospectus dated April 7, 2021)

1,292,776 Shares

AMYRIS, INC.

Common Stock

This prospectus supplement relates to the offer and sale from time to time of up to 1,292,776 shares of our common stock by the selling stockholders identified in this prospectus supplement supplemented to the accompanying prospectus pursuant to that certain Registration Statement on Form S-3ASR that has become effective automatically on April 7, 2021 (Registration No. 333-255105). The shares of common stock registered hereunder consist of outstanding shares which were issued to the selling stockholders pursuant to that certain Agreement and Plan of Merger, dated as of January 26, 2022, by and among the Company, Amyris Clean Beauty, Inc., Amyris-EcoFab, LLC, No Planet B Holdings, Inc., Zem Joaquin and No Planet B Investments, LLC (the “Agreement”).

The selling stockholders may sell the shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders may sell the shares at any time at market prices prevailing at the time of sale or at privately negotiated prices. For more information regarding the selling stockholders and the sale of the shares, see “Selling Stockholders” and “Plan of Distribution” below.

We are not selling any securities under this prospectus supplement and will not receive any of the proceeds from the sale of the shares by the selling stockholders. We will pay the expenses incurred in registering the shares, including legal and accounting fees.

Our common stock is traded on The Nasdaq Global Select Market under the symbol “AMRS.” On March 7, 2022, the closing price of our common stock was $4.25 per share.

Investing in our securities involves risks. See “Risk Factors” on page S-2.

You should carefully read this prospectus supplement, the documents incorporated herein, and, if applicable, any prospectus supplement subsequently filed with respect to the accompanying prospectus, before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 8, 2022

PROSPECTUS SUPPLEMENT

PROSPECTUS

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INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT

Neither we nor the selling stockholders, have authorized anyone to provide you with any information or to make any representation, other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. Neither we nor the selling stockholders take any responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined.

The selling stockholders are offering to sell shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, “AMRS,” “Amyris,” the “Company,” “we,” “us,” “our” and similar names refer to Amyris, Inc.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts or incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2020, and our other filings with the Securities and Exchange Commission, or the Commission, listed below under the heading “Incorporation by Reference.” This summary does not contain all the information that you should consider before investing in our securities. You should carefully read this entire prospectus supplement, accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

About Amyris, Inc.

We are a high growth, biotechnology company at the forefront of delivering sustainable solutions that are better for people and the planet. To accelerate the world’s transition to sustainable consumption, we create, manufacture and commercialize consumer products and ingredients that reach more than 300 million consumers. Currently, the largest driver of our revenue is derived from marketing Clean Beauty, Personal Care and Health & Wellness consumer products through our direct-to-consumer ecommerce platforms and a growing network of retail partners. We also sell sustainable ingredients to sector leaders that serve Flavor & Fragrance (F&F), Nutrition, Food & Beverage, and Clean Beauty & Personal Care end markets.

Our ingredients and consumer products are powered by our fermentation-based Lab-to-MarketTM technology platform. This technology platform drives the portfolio connection between our proprietary science and formulation expertise, our manufacturing capability at industrial scale, and our ability to commercialize sustainable products that make a difference in people’s lives. We believe that our technology platform offers advantages to traditional methods of sourcing similar ingredients (such as petrochemistry and extraction from organisms). Our technology platform allows for renewable and ethical sourcing of raw materials, less resource-intensive production, minimal impact on sensitive ecosystems, enhanced purity and safety profile, less vulnerability to climate disruption, and improved supply chain resilience. We bring together biology and engineering to generate more sustainable materials that would otherwise be scarce or endangered in nature. Our technology platform leverages state-of-the-art machine learning, robotics and artificial intelligence, enabling us to rapidly bring new innovation to market. Our revenue is generated from consumer product sales, ingredient product sales, research and development collaboration programs and grants, and consumer marketing services.

Corporate Information

We were originally incorporated in California in 2003 under the name Amyris Biotechnologies, Inc. and then reincorporated in Delaware in 2010 and changed our name to Amyris, Inc. Our principal executive offices are located at 5885 Hollis Street, Suite 100, Emeryville, California 94608, and our telephone number is (510) 450-0761. Our common stock is listed on The Nasdaq Global Select Market under the symbol “AMRS.” Our website address is www.amyris.com. The information contained in or accessible through our website or contained on other websites is not a part of, and not incorporated into, this prospectus supplement.

Amyris, the Amyris logo, Biossance, Pipette, Purecane, Terasana, Costa Brazil, OLIKA, Rose Inc., JVN and Lab-to-Market are trademarks or registered trademarks of Amyris, Inc. or its subsidiaries. This prospectus supplement also contains trademarks and trade names of other businesses that are the property of their respective holders. Solely for convenience, the trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

RISK FACTORS

An investment in our ordinary shares involves a number of risks. You should carefully consider all the information set forth in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein and in any applicable prospectus supplement before deciding to invest in the ordinary shares. In particular, we urge you to consider carefully the factors set forth below, in the section entitled “Forward-Looking Statements,” the information provided under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2021 and under Part 1, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 (as such risk factors may be updated from time to time in our public filings incorporated by reference herein) and in Part II, Item 1A of any subsequently filed Quarterly Reports on Form 10-Q filed with the Commission, which is incorporated by reference herein. Any of these risks could materially and adversely affect our business, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in this prospectus supplement, the accompanying prospectus and the documents incorporated herein. While we believe we have identified and discussed below, in the accompanying prospectus and in the documents incorporated by reference herein and therein the material risks affecting our business, such risks may not be necessarily set forth in the order of their importance, and there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect our business, financial condition and results of operations in the future.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we have filed with the Commission that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties, including those discussed under the heading “Risk Factors” below, include our liquidity and ability to fund operating and capital expenses, potential delays or failures in development, production and commercialization of products, and our reliance on third parties.

All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding expected production capacities, volumes and costs; any statements regarding anticipated benefits of our products and expectations for commercial relationships; any statements regarding the impact of the COVID-19 pandemic and related health measures on our business, financial condition and liquidity; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings generally identify forward-looking statements.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement with the understanding that our actual future results may be materially different from what we expect.

The forward-looking statements in this prospectus supplement, the accompanying prospectus or other document we have filed with the Commission and incorporated herein represent our views as of the date thereof. We anticipate that subsequent events and developments will cause our views to change. All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. However, while we may elect to update these forward-looking statements at some point in the future or to conform these statements to actual results or revised expectations, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement, the accompanying prospectus or other document.

USE OF PROCEEDS

The proceeds from the sale of the shares offered pursuant to this prospectus supplement are solely for the accounts of the selling stockholders. Accordingly, we will not receive any of the proceeds from the sale of the shares offered by this prospectus supplement. See “Selling Stockholders” and “Plan of Distribution” below.

SELLING STOCKHOLDERS

The 1,292,776 shares being offered by the selling stockholders under this prospectus supplement consist of shares of common stock issued to the selling stockholders pursuant to the Agreement. The shares are being registered for resale or other disposition by the selling stockholders. We will not receive any proceeds from the sale or other disposition of the shares registered hereunder, or interests therein. Pursuant to the Agreement, we have agreed to file a registration statement with the Commission covering the resale of the shares, and this registration statement has been filed pursuant to those agreements.

Selling Stockholders

The table below lists the selling stockholders and other information regarding their beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) of our common stock as of February 28, 2022. Under Section 13(d) of the Exchange Act, beneficial ownership generally includes voting or investment power with respect to securities, including any securities that grant the holder the right to acquire shares of common stock within 60 days of the date of determination. These shares are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership data is based on 311,658,460 shares of our common stock issued and outstanding as of February 28, 2022 (as reflected in the records of our stock transfer agent).

We have prepared the table below based on information furnished to us by or on behalf of the selling stockholders. The second column of the table lists the number of shares of common stock beneficially owned by the selling stockholders as of February 28, 2022. The third column of the table lists the shares of common stock being offered under this prospectus supplement by the selling stockholders or by those persons or entities to whom they transfer, donate, devise, pledge or distribute their Shares or by other successors in interest. The shares may be sold pursuant to this prospectus supplement or in privately negotiated transactions. See “Plan of Distribution.” Because the selling stockholders may sell all, some or none of their shares in this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares, we cannot estimate the number of shares the selling stockholders will sell under this prospectus. The fourth column of the table assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

None of the selling stockholders have held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than the acquisition and beneficial ownership of the shares described in the tables below or other of our debt or equity securities.

Unless otherwise indicated in the footnotes below, we believe that the selling stockholders have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Since the date on which they provided us with the information below, the selling stockholders may have sold, transferred or otherwise disposed of some or all of their shares in transactions exempt from the registration requirements of the Securities Act.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus Supplement (1)	Shares of Common Stock Beneficially Owned After Offering
	Number	Percentage (%)		Number	Percentage (%)
No Planet B Investments, LLC (2)	1,228,137	*	1,228,137	—	*
Zem Joaquim	64,639	*	64,639	—	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)

We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus supplement or the accompanying prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of this offering. However, for illustrative purposes of this table, we have assumed that, after completion of this offering, none of the shares covered by this prospectus supplement will be held by the selling stockholders.

(2)

No Planet B Investments, LLC is controlled by Robert Shipman. Accordingly, Robert Shipman may be deemed to share beneficial ownership in the securities held of record by No Planet B Investments, LLC. The address for the Robert Shipman is 442 Seaspray Avenue, Palm Beach, FL 33480.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees, assignees, distributees or other successors-in-interest selling the shares received after the date of this prospectus supplement from the selling stockholders as a gift, pledge, partnership distribution or other transfer, may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus supplement, or transfer the securities by gift pledge, or distribution. We do not know of any arrangements by the selling stockholders for the sale or other disposition of any of the securities.

In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus supplement. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus supplement and the accompanying prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares. Selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act. To our knowledge, no selling stockholder who is a registered broker-dealer or an affiliate of a registered broker-dealer received any securities as underwriting compensation.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus supplement or the accompanying prospectus or any amendment hereto or thereto under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement. The selling stockholders also may transfer, donate or distribute the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. To our knowledge and based upon information we received from the selling stockholders, each selling stockholder that is affiliated with a broker-dealer acquired the shares of common stock being registered hereunder in the ordinary course of business, and, at the time such selling stockholder acquired the shares being registered hereunder, such selling stockholder did not have any agreement or understanding, directly or indirectly, with any person to distribute such shares. To our knowledge, none of the selling stockholders received any shares as underwriting compensation.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock pursuant to this prospectus supplement or the accompanying prospectus.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act (“Regulation M”), which may limit the timing of purchases and sales of any shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold pursuant to this prospectus supplement or the accompanying prospectus, the shares of common stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered hereby. We will bear all fees and expenses incident to our obligation to register these shares of common stock.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California.

EXPERTS

The consolidated financial statements of Amyris, Inc. as of December 31, 2019 and 2020 and for the years then ended, incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report (which contains an emphasis paragraph that states that the Company has suffered recurring losses from operations, has an accumulated deficit of $2.1 billion and current debt service requirements that raise substantial doubt about its ability to continue as a going concern) of Macias Gini & O’Connell LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the filing requirements of the Exchange Act. Therefore, we file periodic reports, proxy statements and other information with the Commission. The Commission maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the Commission. The information contained in or accessible through our website or contained on other websites is not a part of, and is not incorporated into, this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we subsequently file with the Commission will automatically update and supersede information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those documents or the portions of those documents furnished and not filed in accordance with Commission rules) prior to the termination of this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents (other than the portions of those documents furnished and not filed in accordance with Commission rules):

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March  5, 2021 (including the information incorporated therein from our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 12, 2021);

•

Our Current Report on Form 8-K filed with the Commission on April 5, 2021, April  12, 2021, May  21, 2021, June  1, 2021, July  27, 2021, August 16, 2021, August 19, 2021, September  7, 2021, November  15, 2021 and on January 26, 2022; and

•

The description of our common stock contained in our registration statement on Form 8-A filed with the Commission on September 24, 2010, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial holder, to whom a prospectus supplement is delivered, at no cost to the requestor, upon written or oral request, a copy of any or all information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement, including any exhibits that are specifically incorporated by reference in that information. You may request a copy of these filings by sending an e-mail request to Amyris Investor Relations at investor@amyris.com, calling (510) 740-7481, or writing to Amyris Investor Relations at 5885 Hollis Street, Suite 100, Emeryville, California 94608.

Copies of these filings are also available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the Commission. The information contained in or accessible through our website or contained on other websites is not a part of, and is not incorporated into, this prospectus supplement.

PROSPECTUS

AMYRIS, INC.

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

The securities covered by this prospectus may include shares of our common stock; shares of preferred stock; warrants to purchase shares of our common stock, preferred stock and/or debt securities; debt securities consisting of debentures, notes or other evidences of indebtedness; or units consisting of any combination of such securities. We or any selling stockholder may offer an indeterminate number of shares of securities from time to time in one or more series or issuances directly to our stockholders or purchasers, or through agents, underwriters or dealers as designated from time to time.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. Such a prospectus supplement or any related free writing prospectus may also add, update or change information contained in this prospectus. We or any selling stockholder will sell these securities directly to our stockholders or to purchasers, or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts payable to such agents or underwriters. Each prospectus supplement will provide the amount, price, terms and plan of distribution relating to the securities to be sold pursuant to such prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “AMRS.” On April 6, 2021, the closing price of our common stock was $18.23. None of the other securities we or any selling stockholder may offer are currently traded on any securities exchange.

Investing in our securities involves risks. See “Risk Factors” commencing on page 3. You should carefully read this prospectus, the documents incorporated herein, and the applicable prospectus supplement before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 7, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “Commission”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, from time to time, we and/or any selling stockholders may offer to sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or selling stockholders may offer. Each time we and/or selling stockholders sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or any free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the information in the applicable prospectus supplement or any free writing prospectus; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement or any free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any applicable prospectus supplement or free writing prospectus, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

Neither we nor any selling stockholder have authorized any dealer, agent, underwriter or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement and any free writing prospectus. We and any agent, underwriter or dealer take no responsibility for, and can provide no assurance as to the reliability of any information others may give you. This prospectus and the accompanying prospectus supplement or free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement and any free writing prospectus, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and any free writing prospectus is delivered or securities are sold on a later date.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.

Unless the context otherwise requires, “AMRS,” “Amyris,” the “Company,” “we,” “us,” “our” and similar names refer to Amyris, Inc.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2020, and our other filings with the SEC listed below under the heading “Incorporation by Reference.” This summary does not contain all the information that you should consider before investing in our securities. You should carefully read this entire prospectus, any applicable prospectus supplement or free writing prospectus and the information incorporated by reference in this prospectus and any applicable prospectus supplement carefully, including “Risk Factors” and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

About Amyris, Inc.

As a leading synthetic biotechnology company active in the Clean Health and Beauty markets through our consumer brands and a top supplier of sustainable and natural ingredients, we apply our proprietary Lab-to-Market biotechnology platform to engineer, manufacture and market high performance, natural and sustainably sourced products. We do so with the use of computational tools, strain construction tools, screening and analytics tools, and advanced lab automation and data integration. Our biotechnology platform enables us to rapidly engineer microbes and use them as catalysts to metabolize renewable, plant-sourced sugars into high-value ingredients that we manufacture at industrial scale. Through the combination of our biotechnology platform and our industrial fermentation process, we have successfully developed, produced and commercialized thirteen distinct molecules used in formulations by thousands of leading global brands.

We believe that synthetic biology represents a third industrial revolution, bringing together biology and engineering to generate new, more sustainable materials to meet the growing global demand for bio-based replacements of petroleum-based and traditional animal- or plant-derived ingredients. We continue to generate demand for our current portfolio of products through an extensive go-to-market network provided by our partners that are the leading companies in our target markets. Via our partnership model, our partners invest in the development of molecules to take it from the lab to commercial scale and use their extensive marketing and sales capability to sell our ingredients and formulations to their customers. We capture long-term revenue both through the production and sale of the molecule to our partners and through royalty revenues from our partners’ product sales to their customers. We have also successfully formulated our unique, natural and sustainably-sourced ingredients into wholly-owned consumer brands, including Biossance® our clean beauty skincare brand, Pipette®, our baby and mother care brand, and PurecaneTM our alternative sweetener brand. We are marketing our brands directly to consumers via our ecommerce platforms, and both in brick and mortar and online via various retail partners.

Corporate Information

We were originally incorporated in California in 2003 under the name Amyris Biotechnologies, Inc. and then reincorporated in Delaware in 2010 and changed our name to Amyris, Inc. Our principal executive offices are located at 5885 Hollis Street, Suite 100, Emeryville, California 94608, and our telephone number is (510) 450-0761. Our common stock is listed on The Nasdaq Global Select Market under the symbol “AMRS.” Our website address is www.amyris.com. The information contained in or accessible through our website or contained on other websites is not a part of, and not incorporated into, this prospectus.

Amyris, the Amyris logo, Biossance, Pipette, Purecane and No Compromise are trademarks or registered trademarks of Amyris, Inc. or its subsidiaries. This report also contains trademarks and trade names of other businesses that are the property of their respective holders. Solely for convenience, the trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

THE SECURITIES WE MAY OFFER

With this prospectus, we and/or any selling stockholder may offer shares of our common stock; shares of preferred stock; warrants to purchase shares of our common stock, preferred stock and/or debt securities; debt securities consisting of debentures, notes or other evidences of indebtedness; or units consisting of any combination of such securities, at prices and on terms to be determined at the time of any offering. Each time we and/or any selling stockholders offer securities with this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We and/or any selling stockholder may offer shares of our common stock, par value $0.0001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.0001 per share, in one or more series. Our Board of Directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. Our Board of Directors will determine the terms of the warrants being offered.

Debt Securities

We may offer debt securities, which may be secured or unsecured, senior or subordinated and/or convertible into shares of our common stock or preferred stock. Our Board of Directors will determine the terms of the series of debt securities being offered.

We may issue any debt securities offered with this prospectus under an indenture or indentures between us and a trustee. In this prospectus, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities hereunder will contain a discussion of the risks applicable to an investment in such securities. Prior to making a decision about investing in our securities, you should carefully read and consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020 and in Part II, Item 1A of any subsequently filed Quarterly Reports on Form 10-Q filed with the Commission, which are incorporated herein by reference, and may be amended, supplemented, or superseded from time to time by other reports we file with the Commission in the future.

Additional risks and uncertainties beyond those set forth in our reports filed with the Commission and not presently known to us or that we currently deem immaterial may also affect our operations. Any risks and uncertainties, whether set forth in our reports filed with the Commission or otherwise, could cause our business, financial condition, results of operations and future prospects to be materially and adversely harmed. The trading price of our securities could decline due to any of these risks and uncertainties, and, as a result, you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the Commission that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties, including those discussed under the heading “Risk Factors” above, include our liquidity and ability to fund operating and capital expenses, potential delays or failures in development, production and commercialization of products, and our reliance on third parties.

All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding expected production capacities, volumes and costs; any statements regarding anticipated benefits of our products and expectations for commercial relationships; any statements regarding the impact of the COVID-19 pandemic and related health measures on our business, financial condition and liquidity; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings generally identify forward-looking statements.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus with the understanding that our actual future results may be materially different from what we expect.

The forward-looking statements in this prospectus and in any prospectus supplement or other document we have filed with the Commission and incorporated herein represent our views as of the date thereof. We anticipate that subsequent events and developments will cause our views to change. All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. However, while we may elect to update these forward-looking statements at some point in the future or to conform these statements to actual results or revised expectations, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus or such prospectus supplement or other document.

USE OF PROCEEDS

We will have broad discretion in the way that we use the net proceeds of any offering under this prospectus. Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, commercial expenditures, repayment of indebtedness, acquisitions of new technologies or businesses, and investments. The amounts that we actually spend for the purposes described above may vary significantly and will depend, in part, on the timing and amount of our future revenues, our future expenses and any potential acquisitions that we may propose. Additional information on the use of net proceeds from the sale of securities covered by this prospectus, including any specific plans for such proceeds, may be set forth in any prospectus supplement relating to the specific offering. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling stockholder.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock we and/or any selling stockholder may offer, as well as certain provisions of our certificate of incorporation, bylaws and Delaware law. This is only a summary and is qualified in its entirety by reference to the description of our common stock included in our certificate of incorporation and our bylaws which have been filed as exhibits to the registration statement of which this prospectus is a part, and by the relevant provisions of the Delaware General Corporations Law, or the DGCL. See “Where You Can Find Additional Information”.

Common Stock

As of April 1, 2021, our authorized capital stock included 350,000,000 shares of common stock, par value $0.0001 per share, of which there were 273,266,917 shares outstanding (as reflected in the records of our stock transfer agent). A description of the material terms and provisions of our restated certificate of incorporation, as amended, and restated bylaws affecting the rights of holders of our common stock is set forth below. The description is intended as a summary only, and is qualified in its entirety by reference to our restated certificate of incorporation, as amended, and our restated bylaws that are filed as exhibits to the registration statement of which this prospectus forms a part.

As of April 1, 2021, we had approximately 84 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding from time to time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends, and only then at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our restated certificate of incorporation, as amended, eliminates the right of stockholders to cumulate votes for the election of directors and establishes a classified Board of Directors, divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing in office for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Registration Rights

Certain of our stockholders, including certain entities affiliated with our directors and/or holders of five percent or more of our outstanding common stock, including DSM, Foris, and Vivo, hold registration rights pursuant to the following:

•	Letter agreement, dated July 29, 2015, by and among us and certain investors

•	Securities Purchase Agreement, dated May 8, 2017, by and among us and certain investors

•	Securities Purchase Agreement, dated August 2, 2017, by and between us and DSM International B.V.

•	Stockholder Agreement, dated August 3, 2017, by and between us and affiliates of Vivo Capital LLC

•	Amended and Restated Stockholder Agreement, dated August 7, 2017, by and between us and DSM International B.V.

•	Securities Purchase Agreements, dated January 31, 2020, by and between us and the investor named therein, including Foris

•	Security Purchase Agreements, dated June 1, 2020 and June 4, 2020, by and between us and the investors named therein, including affiliates of Foris, Vivo, and FMR, LLC

•	Exchange and Settlement Agreement, dated March 1, 2021, by and between us and Schottenfeld Opportunities Fund II, L.P., Phase Five Partners, LP, and Koyote Trading, LLC

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services (formerly Wells Fargo Shareowner Services).

Stock Exchange Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “AMRS.”

Anti-Takeover Provisions

See “Anti-Takeover Provisions” below for a description of provisions of the Company’s certificate of incorporation and bylaws and Delaware law which may have the effect of delaying, deferring or preventing changes in the Company’s control.

PREFERRED STOCK

As of April 1, 2021, our authorized capital stock included 5,000,000 shares of preferred stock, par value $0.0001 per share, of which 22,140 shares have been designated as Series A 17.38% Convertible Preferred Stock, 105,204 shares have been designated as Series B 17.38% Convertible Preferred Stock, 20,921 shares have been designated as Series C Convertible Preferred Stock, 15,000 shares have been designated as Series D Convertible Preferred Stock, and 102,156.21 shares have been designated as Series E Convertible Preferred Stock, and of which there were no shares of Series A 17.38% Convertible Preferred Stock, no shares of Series B 17.38% Convertible Preferred Stock, no shares of Series C Convertible Preferred Stock, 8,279.99 shares of Series D Convertible Preferred Stock, and no shares of Series E Convertible Preferred Stock issued and outstanding. We are authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of each series and any of its qualifications, limitations or restrictions. Our Board of Directors can also increase or decrease the number of authorized shares of any series of preferred stock, but not above the total number of authorized shares of preferred stock nor below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate of designation establishing the terms of the series of preferred stock with the Commission. To the extent required and applicable, this description will include:

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company; and

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any material limitations on the issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company.

The preferred stock offered under this prospectus, when issued, will not have any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

As of April 1, 2021, we had warrants outstanding to purchase 19,589,801 shares of our common stock. We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;

•	the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents for the warrants;

•	any listing of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the date from and after which the warrants and the common stock, preferred stock and/or debt securities issuable upon exercise thereof will be separately transferable;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	any information with respect to book-entry procedures;

•	any anti-dilution provisions of the warrants;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities offered under this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement of which this prospectus forms a part. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the debt securities we issue and the indenture we enter into with the trustee.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series.

The prospectus supplement will set forth, to the extent required and applicable, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the debt securities;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided as security for the payment of such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for the conversion of such debt securities into, or the exchange of such debt securities for, shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents for the debt securities; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discounted debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discounted debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness, as further described in the applicable prospectus supplement. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Exchange and/or Conversion Rights

We may issue debt securities that can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

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the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of, and premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

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immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, within 30 days after it becomes due;

•	we fail to pay any interest within 60 days after it becomes due;

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we fail to observe or perform any other covenant in the debt securities or the indenture for 90 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of, or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will become immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will become due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

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the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the Commission under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities of such series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt securities;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, or premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

•	to register the transfer or exchange of such debt securities;

•	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

•	to compensate and indemnify the trustee; or

•	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in any applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•

U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, and premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•

in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and any applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless such holder(s) have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

ANTI-TAKEOVER PROVISIONS

The provisions of Delaware law, our restated certificate of incorporation, as amended, and our restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Delaware Law

Section 203 of the Delaware General Corporation Law (“Section 203”) prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets, with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the Board of Directors prior to the time that the interested stockholder became an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

at or subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

If Section 203 applied to us, these restrictions could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, could discourage attempts to acquire us.

A Delaware corporation may “opt out” of the restrictions on business combinations contained in Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of its outstanding voting shares. We have agreed to opt out of Section 203 through our restated certificate of incorporation, as amended, but our restated certificate of incorporation as amended, contains substantially similar protections to our company and stockholders as those afforded under Section 203.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our restated certificate of incorporation, as amended, and our restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our company or management team, including the following:

•

Board of Directors Vacancies. Our restated certificate of incorporation, as amended, and restated bylaws authorize only our Board of Directors to fill vacant directorships. In addition, the number of directors constituting our Board of Directors will be set only by resolution adopted by a majority vote of our entire Board of Directors. These provisions prevent stockholders from increasing the size of our Board of Directors and gaining control of our Board of Directors by filling the resulting vacancies with their own nominees.

•

Classified Board. Our restated certificate of incorporation, as amended, and restated bylaws provide that our Board of Directors is classified into three classes of directors. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our Board of Directors, and the prospect of that delay might deter a potential offeror. Pursuant to Delaware law, the directors of a corporation having a classified board may be removed by the stockholders only for cause. In addition, stockholders will not be permitted to cumulate their votes for the election of directors.

•

Stockholder Action; Special Meeting of Stockholders. Our restated certificate of incorporation, as amended, provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Our restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our Board of Directors, the chair of our Board of Directors, our chief executive officer or our president.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide for advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•

Issuance of Undesignated Preferred Stock. Under our restated certificate of incorporation, as amended, our Board of Directors has the authority, without further action by the stockholders, to issue shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board of Directors. The existence of authorized but unissued shares of preferred stock enables our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

•

Exclusive Forum. Our restated bylaws to provide that, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our certificate of incorporation, or our restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. Our restated bylaws further provide that the U.S. federal district courts will, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, or a Federal Forum Provision. Our decision to adopt a Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements of Amyris, Inc. as of December 31, 2020 and 2019 and for the years then ended, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report (which contains an emphasis paragraph that states that the Company has suffered recurring losses from operations, has an accumulated deficit of $2.1 billion and current debt service requirements that raise substantial doubt about its ability to continue as a going concern) of Macias Gini & O’Connell LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the filing requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Therefore, we file periodic reports, proxy statements and other information with the Commission. The Commission maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the Commission. The information contained in or accessible through our website or contained on other websites is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we subsequently file with the Commission will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those documents or the portions of those documents furnished and not filed in accordance with Commission rules) prior to the termination of this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents (other than the portions of those documents furnished and not filed in accordance with Commission rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 5, 2021;

•	Our Current Report on Form 8-K filed with the Commission on April 5, 2021; and

•

The description of our common stock contained in our registration statement on  Form 8-A filed with the Commission on September 24, 2010, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost to the requestor, upon written or oral request, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus, including any exhibits that are specifically incorporated by reference in that information. You may request a copy of these filings by sending an e-mail request to Amyris Investor Relations at investor@amyris.com, calling (510) 740-7481, or writing to Amyris Investor Relations at 5885 Hollis Street, Suite 100, Emeryville, California 94608.

Copies of these filings are also available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the Commission. The information contained in or accessible through our website or contained on other websites is not a part of, and is not incorporated into, this prospectus.

1,292,776 Shares

AMYRIS, INC.

Common Stock

PROSPECTUS SUPPLEMENT

March 8, 2022